                                                    EXHIBIT 10.8
THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
$2,400,000.00    Issued on February 22, 2024
AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE
(hereinafter referred to as this “Promissory Note”)
FOR VALUE RECEIVED, Corvus Consulting, LLC (“Corvus Consulting”) and Castellum, Inc. (the “Parent”) (Parent and Corvus Consulting collectively referred to as the “Obligors”), hereby promise to pay to the order of The Buckhout Charitable Remainder Trust or any future permitted holder of this promissory note (the “Holder”), the principal sum of TWO MILLION FOUR HUNDRED THOUSAND DOLLARS AND 00 CENTS ($2,400,000.00) (the “Principal Amount”) plus any accrued but unpaid interest thereon at the initial rate of FIVE PERCENT (5%) per annum, which rate shall increase to 8% on January 1, 2025 and 12% on January 1, 2026 (the “Interest Rate”) until the Principal Amount is paid in full. All payments made under this Promissory Note will be made to the Holder, at such address as the Holder may designate, in monies of the United States of America. This Amended and Restated Convertible Promissory Note supersedes and replaces in its entirety all prior promissory notes between or among the parties and all such prior notes are hereby cancelled.
1.Interest; Principal. Subject to Sections 1.1. and 1.2 below, interest accrued at the Interest Rate shall be payable in monthly installments on the last day of each month. Principal shall be amortized at the rate of $100,000 per month starting with September 2024 until the last month is paid in August 2026.
1.1.Deferral of Principal. For the avoidance of doubt, Holder consents to the deferral of all principal payments until September 2024 at which time it shall amortize.
1.2.Subordination of Payments. Notwithstanding anything else herein to the contrary, all of Holder’s rights to payment and the other terms and conditions hereunder shall be subject in all respects to the terms of the Subordination and Standby Agreement, dated as of even date herewith between, inter alia, Holder, the Obligors and Live Oak Banking Company (the “Subordination Agreement”).
2.Maturity. The Obligors shall pay in full any remaining unamortized principal plus any accrued but unpaid interest under this Promissory Note on the earlier to occur of (i) August 31, 2026 or (ii) the acceleration of the obligations as contemplated by this Promissory Note.
3.[intentionally omitted]
4.Representations. The Obligors hereby represent and warrant to the Holder as follows:

1.1.Due Formation; Good Standing; Due Authorization. The Parent is duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Parent is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary.
1.2.Power and Authority. All action on the part of the Parent, its directors and its stockholders necessary for the authorization, execution, issuance, delivery and performance of this Promissory Note has been taken.
1.3.Litigation. There is no material action, suit, proceeding or investigation pending or, to the Parent’s knowledge, currently threatened against the Parent. The Parent is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.
1.4.Due Execution and Delivery. From and after its delivery to the Holder, this Promissory Note has been duly executed and delivered to the Holder by the Obligors, is the legal, valid and binding obligation of the Obligors and is enforceable against the Obligors in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.
1.5.Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority or any other person or entity, required on the part of the Obligors in connection with the valid execution, delivery and issuance of this Promissory Note have been obtained.
1.6.Compliance with Laws; Permits. The Parent is not in material violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. The Parent has all material permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it.
5.Remedies.
1.1.Events of Default. “Event of Default,” wherever used herein, means any one of the following events:
1.1.1.(a) default in the payment of the principal of this Promissory Note or any interest payment required to be made hereunder; or
1.1.2.(b) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Obligors in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging either one of the Obligors a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either one of the Obligors under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of either one of the Obligors or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or
1.1.3.(c) the commencement by either one of the Obligors of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Obligors in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of either of the Obligors or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate or company action, as applicable, by the Obligor in furtherance of any such action; or
1.1.4.(d) the dissolution of either of the Obligors (other than of Corvus Consulting into Parent); or
1.1.5.(e) any representation or warranty made to the Holder by the Obligors pursuant to this Promissory Note is false or misleading in any material respect; or
1.1.6.(f) the Obligors fail to observe or perform any material covenant or agreement made by the Obligors to the Holder pursuant to this Promissory Note.
1.2.Acceleration of Maturity. If any Event of Default occurs and is continuing, then and in every such case the Holder may declare the principal on this Promissory Note to be due and payable immediately, by a notice in writing to the Obligors, and upon any such declaration such principal shall become immediately due and payable, and such accelerated amount shall thereafter bear interest at the rate equal to seventeen percent (17%) per annum.
1.3.Payment of Expenses. If any part of the balance is not paid when due, or if the Obligors fail to perform any obligation required hereunder, the Obligors shall pay any and all reasonable costs of collection or enforcement of all outstanding obligations under this Promissory Note incurred by the Holder, including reasonable attorneys’ fees and expenses.
6.Prepayment; Offset. Subject to Section 1 (including Section 1.2) herein, the Obligors may prepay this Promissory Note without penalty in full at any time upon thirty (30) days written notice to the Holder or in part, with the same notice, provided that such part payment is at least $100,000.
7.Negative Covenants. Until this Promissory Note is paid and performed in full, the Obligors shall not, without the prior written consent of the Holder, do any of the following:
1.1.Sell, lease, assign, transfer or otherwise dispose of any of their assets (except in the ordinary course of business) unless the proceeds from such sale are used to pay down the balance of the Notes (as defined in the Subordination Agreement) or this Promissory Note; or
1.2.Directly or indirectly, declare, order, pay, make or set apart any sum for any dividends or other distributions to its equity holders or redeem or otherwise acquire any stock or stock equivalent of the Parent (other than redemptions of stock from employees upon termination of employment), provided, however, that as long as this Note or the Notes (as defined in the Subordination Agreement) are not in default, the Company may make its normal monthly preferred stock distributions not to exceed $12,000 per month to its Series A and Series C preferred stockholders.

8.Notices. All notices and other communications required or permitted under this Promissory Note shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent electronic mail directed (a) if to a Holder, at such Holder’s address or electronic mail address set forth below, or at such other address or electronic mail address as such Holder may designate by ten (10) days’ advance written notice to the Obligor or (b) if to the Obligor to its address or electronic mail address and directed to the attention of the Chief Executive Officer as set forth below. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing or upon confirmation of electronic mail delivery.
The Holder:    The Buckhout Charitable Remainder Trust
    210 Blair Court
    Edenton, NC 27932
    Email: laurie.buckhout@gmail.com

and to:    Gant Redmon, Trustee
    Redmon, Peyton & Braswell, LLP
    510 King Street, Suite 301
    Alexandria, VA 22314
    Email: gredmon@rpb-law.com
or to such other person or address as the Holder shall furnish to the Obligors in writing.

The Obligors:    Castellum, Inc. and
    Corvus Consulting, LLC
    9812 Falls Rd #114-299
    Potomac, MD 20854
    Email: mfuller@castellumus.com
or to such other person or address as the Obligors shall furnish to the Holder in writing.
9.Miscellaneous.
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1.1.This Promissory Note may be amended only by writing signed by both the Obligors and the Holder. All covenants and agreements in this Promissory Note by the Obligors shall bind their successors and assigns.
1.2.If action is instituted to collect this Promissory Note and the Holder prevails on claims in such action, the Obligor promises to pay all reasonable costs and expenses of the Holder, including, without limitation, reasonable attorneys’ fees and costs of the Holder, incurred in connection with such action.
1.3.This Promissory Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia. Any judicial proceeding brought by any party hereto to enforce, or otherwise in connection with, this Note may be brought in any state court of competent jurisdiction in Fairfax County, Virginia and the federal courts in Alexandria, Virginia, and, by execution and delivery of this Promissory Note, the parties hereto (i) accept, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agree to be bound by any judgment rendered thereby in connection with this Note and (ii) irrevocably waive any objection they may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.
1.4.In case any provision in this Promissory Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
1.5.This Promissory Note (and related agreements, exhibits, certificates and schedules) constitutes the full and entire understanding between the Obligors and the Holder with respect to the subject matter hereof and thereof.
1.6.This Promissory Note is binding on the Obligors, and the Obligors hereby waive presentment, demand, notice and protest and any defense by reason of an extension of time for payment or other indulgences. Failure of, or delay by, the Holder to assert any right herein shall not be deemed to be a waiver thereof, nor shall any such failure or delay on any one or more occasions be deemed to prohibit or waive the same or any other right on any future occasion.
1.1.
[Signature Page Follows]

IN WITNESS WHEREOF, the Obligors have caused this Promissory Note to be duly executed as of the date first referenced above.
OBLIGORS:

Corvus Consulting, LLC

By: /s/ Mark Fuller
Name: Mark C. Fuller
Title: Director

Castellum, Inc.

By: /s/ Mark Fuller
Name: Mark C. Fuller
Title: President and CEO

HOLDER:

The Buckhout Charitable Remainder Trust

By: /s/ Laurie Moe Buckhout
Name: Laurie Moe Buckhout
Title: Trustee

[Signature Page to the Promissory Note with The Buckhout Charitable Remainder Trust]